                             AMENDMENT NO. 4 (the "Amendment") dated as of
                        March 28, 1996 to the Credit and Security Agreement dated as of March 6, 1991, as amended by Amendment No. 1 thereto dated as of March 30, 1994, Amendment No. 2 thereto dated as of September 30, 1994 and Amendment No. 3 thereto dated as of December 16, 1994 (the "Agreement"), among JONES SPACELINK INCOME/GROWTH FUND 1-A, LTD., a Colorado limited partnership (the "Borrower"), THE LENDERS REFERRED TO THEREIN (the "Lenders") and CREDIT LYONNAIS NEW YORK BRANCH, as agent for the Lenders (the "Agent").

                             INTRODUCTORY STATEMENT

         All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Agreement.

         The Borrower has requested that the Agreement be amended to modify certain provisions of the Agreement as hereinafter set forth.

         In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

         SECTION 1. Amendment to the Agreement. Subject to the provisions of Section 2 hereof, the Agreement is hereby amended effective as of the Effective Date (such term being used herein as defined in Section 2 hereof) as follows:

         (A) The definition of "Commitments" appearing in Article 1 of the Agreement is hereby amended by deleting the words "the Term Loan Commitment and" appearing therein.

         (B) The definition of "Fixed Charges" appearing in Article 1 of the Agreement is hereby amended by (i) inserting the words "Capital Expenditures," immediately preceding the words "Management Fees" appearing in the first sentence of such definition and (ii) deleting the second sentence of such definition in its entirety.

         (C) Clause (ii) of the definition of "Interest Period" appearing in Article 1 of the Agreement is hereby amended in its entirety to read as follows:

                 "(ii) no Interest Period may be selected which would end later than December 31, 1997."

         (D) The definition of "Loans" appearing in Article 1 of the Agreement is hereby amended by deleting the words "Term Loans and" appearing therein.

         (E) The definition of "Revolving Credit Commitment Termination Date" appearing in Article 1 of the Agreement is hereby amended in its entirety to read as follows:

                 "'Revolving Credit Commitment Termination Date' shall mean December 31, 1997 or such earlier date on which the Commitments shall terminate in accordance with Section 2.07 or Article 7 hereof."

         (F) The following definitions are hereby deleted from Article 1 of the Agreement:

                 "Applicable Margin"
                 "Conversion Date"
                 "Term Loans"
                 "Term Loan Commitment"

         (G) Section 2.02 of the Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 2.02.  [Intentionally left blank]"

         (H) Section 2.04 (a) of the Agreement is hereby amended by deleting the second and third sentences of such Section and inserting the following sentence in lieu thereof:

         "The outstanding principal balance of the Loans shall be payable in full on the Revolving Credit Commitment Termination Date, subject to any mandatory prepayment as provided in Section 2.10 hereof and acceleration as provided in Article 7 hereof."

         (I) The first sentence of Section 2.05 (a) of the Agreement is hereby amended by deleting the words "the Applicable Margin" appearing therein and inserting "1-1/4%" in lieu thereof.

         (J) The first sentence of Section 2.05 (b) of the Agreement is hereby amended by deleting the words "the Applicable Margin" appearing therein and inserting "1/4 of 1%" in lieu thereof.

         (K) Section 2.05 (c) of the Agreement is hereby deleted in its entirety.

         (L) The heading of Section 2.07 of the Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 2.07.   Optional and Mandatory Termination or
         Reduction of Commitments."

         (M) Section 2.07(b) of the Agreement is hereby amended by deleting the phrase "pursuant to Section 2.07(a)," appearing therein and inserting the phrase "pursuant to this Section 2.07," in lieu thereof.

         (N) Section 2.07 of the Agreement is hereby further amended by adding the following additional paragraphs (d) and (e):

                 "(d)     Simultaneously with the consummation of the sale or
         other disposition of the Wisconsin System (as contemplated and permitted by Section 6.04(d) hereof), the Revolving Credit Commitments shall be automatically and permanently reduced to $8,000,000 in the aggregate.

                 (e) Simultaneously with the consummation of the sale or other disposition of the Indiana System (as contemplated and permitted by Section 6.04(e) hereof), the Revolving Credit Commitments shall be automatically and permanently terminated in their entirety."

         (O) The heading of Section 2.10 of the Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 2.10.   Optional and Mandatory Prepayment of Loans;
         Reimbursement of Lenders."

         (P) Section 2.10(a) of the Agreement is hereby amended by deleting the third sentence appearing therein.

         (Q) Section 2.10 of the Agreement is hereby amended by adding the following additional paragraphs (f) and (g):

                 "(f)     Simultaneously with the consummation of the sale or
         other disposition of the Wisconsin System (as contemplated and permitted by Section 6.04(d) hereof), the Borrower shall pay to the Agent for the pro rata account of each Lender as a mandatory prepayment of the Loans, an amount equal to the greater of (i) $5,000,000 and (ii) fifty percent (50%) of the net cash proceeds received by the Borrower form the sale or other disposition of the Wisconsin System.

                 (g) Simultaneously with the consummation of the sale or other disposition of the Indiana System (as contemplated and permitted by Section 6.04(e) hereof), the Borrower shall repay all outstanding Loans and other Obligations hereunder in full."

         (R) the introductory paragraph of Section 4.02 of the Agreement is hereby amended by deleting the words "and the Term Loan" from the parenthetical phrase appearing therein.

         (S) Section 5.01(d) of the Agreement is hereby amended by deleting the words "beginning prior to the final maturity of the Term Loans" appearing therein.

         (T) Section 5.06(b) of the Agreement is hereby deleted in its entirety.

         (U) Section 6.04 of the Agreement is hereby amended by adding the following additional paragraphs (d) and (e):

                 "(d)     the sale or other disposition of the Wisconsin System
         provided that (i) the Borrower complies with Section 2.10(f) hereof and (ii) at least five (5) Business Days prior to the consummation of such sale or other disposition, the Agent shall have received written notice thereof.

                 (e) the sale or other disposition of the Indiana System provided (i) that the Borrower complies with Section 2.10(g) hereof and (ii) at least five (5) Business Days prior to the consummation of such sale or other disposition, the Agent shall have received written notice thereof."

         (V) Section 6.14 of the Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 6.14.   Total Debt to Cash Flow Ratio of the
         Borrower.

                 Permit the ratio of the Total Debt of the Borrower to Annualized Operating Cash Flow of the Borrower to exceed 3.50:1.00 at any time."

         (W) Section 6.17 of the Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 6.17.   Restricted Payments.

                 Declare, make or incur any liability to make any Restricted Payments except: (A) (i) payment (but not prepayment) of current Management Fees, but only to the extent such payment with respect to any fiscal quarter does not exceed 5.0% of consolidated gross revenues of the Borrower for that fiscal quarter, (ii) payment (but not prepayment) of current Home Office Allocations, (iii) payment of deferred Management Fees and deferred Home Office Allocations, together with interest thereon

         (not to exceed Jones Intercable, Inc.'s weighted average cost of funds) and (iv) distributions to limited partners in accordance with the terms of the Partnership Agreement, provided, however, that the aggregate amount of all Restricted Payments permitted by clauses (i),
         (ii), (iii) and (iv) above, made in any one quarter may not exceed Operating Cash Flow for the preceding quarter plus the amount of Revolving Credit Loan proceeds still available pursuant to Section 5.06(a)(iv) on the date of the Restricted Payment, and (B) distributions to limited partners made from the net cash proceeds which are received by the Borrower form the sale or other disposition of the Wisconsin System and which have not been used to prepay the Loans hereunder in accordance with Section 2.10(f) hereof; provided, that on the date of any such Restricted Payment described in clause
         (A) or (B) of this Section 6.17 and after giving effect to such payment, no Default or Event of Default would result hereunder."

         (X) Clause (y) of Section 10.03(b) of the Agreement is hereby amended in its entirety to read as follows:

                 "(y) after any reduction in such Lender's Revolving Credit Commitment, a pro rata amount of such assigning Lender's Revolving Credit Commitment as of such date or, if less, the entire remaining balance of such assigning Lender's Revolving Credit Commitment on such date, and"

         (Y) Schedule 1 to the Agreement is hereby amended by deleting the column entitled "Term Loan Commitment" in its entirety.

         (Z) Schedule 2, Schedule 3.06, Schedule 3.24A and Schedule 3.24B to the Agreement are hereby amended in their entirety by replacing them with the Schedules which are annexed hereto.

         SECTION 2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction in full of the following conditions precedent (the first date on which all such conditions have been satisfied being herein referred to as the "Effective Date"):

         (A) The Agent shall have received executed counterparts of this Amendment, which, when taken together, bear the signatures of the Borrower and those Lenders required by Section 10.09 of the Agreement;

         (B) the Agent shall have received a fee of $40,000 which fee (i) shall be paid by the Borrower in immediately available funds and (ii) once paid, shall not be refundable under any circumstances and (iii) shall be distributed by the Agent pro rata among the Lenders (including the Agent) in accordance with such Lender's Commitment under the Agreement; and

         (C) all legal matters in connection with this Amendment shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Agent.

         SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that:

         (A) As of the date hereof, there are no deferred Management Fees or deferred Home Office Allocations payable by the Borrower to the General
Partner;

         (B) the representations and warranties contained in the Agreement and in the other Fundamental Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date); and

         (C) the Borrower is in compliance with all the terms and provisions set forth in the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

         SECTION 4.       Full Force and Effect.

         Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Agreement or a waiver of any Default or Event of Default Agent. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof in the date hereof. As used in the Agreement, the terms "Credit Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment. References to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Agreement, shall unless the context otherwise requires, mean the Agreement as amended by this Amendment.

         SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

         SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but on instrument.

         SECTION 7. Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of counsel for the Agents.

         SECTION 8. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first written above.


                                        BORROWER:

                                        JONES SPACELINK INCOME/
                                          GROWTH FUND 1-A, LTD.
                                          By:  Jones Intercable, Inc.,
                                                its General Partner

                                               By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                          individually and as Agent

                                        By:
                                            ------------------------------------
                                            Name:     James E. Morris
                                            Title:    Vice President

                                        CREDIT LYONNAIS CAYMAN ISLAND
                                          BRANCH, individually

                                        By:
                                            ------------------------------------
                                            Name:     James E. Morris
                                            Title:    Authorized Signature